TAX I.D. NO.____________________


                             PROMISSORY NOTE-DEMAND
                                (Eurodollar Rate)

$30,000,000                                                    Detroit, Michigan
                                                                    May 27, 1999

     ON DEMAND, FOR VALUE RECEIVED, the undersigned (herein called "Borrowers"), jointly and severally promise to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), in lawful currency of the United States of America, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

     This Note is a note under which Advances, repayments and re-Advances may be made from time to time, subject to the terms and conditions of this Note. At no time shall the Bank be under any obligation to make any Advances to the Borrowers pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Bank supplies the Borrowers with a borrowing formula) and the Bank, at any time and from time to time, without notice, and in its sole discretion, may refuse to make Advances or re-advances to the Borrowers without incurring any liability due to this refusal and without affecting the Borrowers' liability under this Note for any and all amounts advanced.

     Each  of  the  Advances   made   hereunder   shall  bear  interest  at  the
Eurodollar-based Rate or the Prime-based Rate, as elected by Borrowers or as otherwise determined under this Note.

     Accrued and unpaid interest on the unpaid balance of each outstanding Prime-based Advance shall be payable monthly, in arrears, commencing on June 1, 1999, and on the first Business Day of each succeeding month thereafter, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing at the Prime-based Rate shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime-based Rate on the date of each such change in the Prime-based Rate.

     Accrued and unpaid interest on each Eurodollar-based Advance shall be payable on the last day of the Interest Period applicable thereto (unless sooner accelerated in accordance with the terms of this Note); provided, however, if such Interest Period in respect of any such Eurodollar-based Advance is more than three (3) months, interest thereon shall also be payable at intervals of three (3) months from the date of such Advance. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

     From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand.

     The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Bank's records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrowers of their obligations to repay Bank all amounts payable by Borrowers to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

     Borrowers may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance as the same type of Advance, upon the delivery to Bank of a Request for Advance executed by an authorized officer of Borrowers, subject to the following:

     (a) no Default, and no condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note;

     (b) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "A";

     (c) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) two (2) Business Days prior to the proposed date of Advance in the case of Eurodollar-based Advances, and by 1:00 p.m. (Detroit, Michigan time) on the proposed date of Advance in the case of Prime-based Advances;

     (d) the principal amount of each Eurodollar-based Advance shall be at least Five Hundred Thousand Dollars ($500,000);

     (e) the proposed date of any refunding of any outstanding Eurodollar-based Advance as another Eurodollar-based Advance or the conversion of any outstanding Eurodollar-based Advance to a Prime-based Advance shall only be on the last day of the Interest Period applicable to such outstanding Eurodollar-based Advance; and

     (f) a Request for Advance, once delivered to Bank, shall not be revocable by Borrowers; provided, however, as aforesaid, Bank shall not be obligated to make any Advance under this Note.

     If, as to any outstanding Eurodollar-based Advance, Bank shall not receive a timely Request for Advance in accordance with the foregoing requesting the refunding of such Advance as a Eurodollar-based Advance, the principal amount of such Advance which is not then repaid shall be automatically converted to a Prime-based Advance on the last day of the Interest Period applicable thereto, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank's rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

     Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance under this Note at any time. Borrowers may prepay all or part of any Eurodollar-based Advance on the last day of the Interest Period applicable thereto, provided that the aggregate balance of Eurodollar-based Advances outstanding after such prepayment shall be at least Five Hundred Thousand Dollars ($500,000), and the unpaid portion of such Eurodollar-based Advance which is then refunded or converted shall be subject to the limitations set forth in this Note. Any prepayment made in accordance with this paragraph shall be without premium or penalty. Any other prepayment shall be otherwise restricted by and subject to the terms of this Note.

     Subject to the definition of an "Interest Period" hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

     All payments to be made by Borrowers to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. Borrowers hereby authorize Bank to charge any account of Borrowers with Bank for all sums due hereunder when due in accordance with the terms hereof.

     If  Borrowers   make  any  payment  of   principal   with  respect  to  any
Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, demand, or otherwise), or if Borrowers fail to borrow any Eurodollar-based Advance after notice has been given by Borrowers to Bank in accordance with the terms of this Note requesting such Advance, or if Borrowers fail to make any payment of principal or interest in respect of a Eurodollar-based Advance when due, Borrowers shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Borrowers to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Eurodollar-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any Eurodollar-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Bank shall deliver to Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     For any Eurodollar-based Advance, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such Eurodollar Lending Office.

     If, with respect to any Interest Period, Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for such Interest Period, or (b) if the rate of interest referred to in the definition of "Eurodollar-based Rate" upon the basis of which the rate of interest for a Eurodollar-based Advance is to be determined does not accurately or fairly cover or reflect the cost to Bank of making or maintaining a Eurodollar-based Advance hereunder, then Bank shall forthwith give notice thereof to the Borrowers. Thereafter, until Bank notifies Borrowers that such conditions or circumstances no longer exist, the right of Borrowers to request a Eurodollar-based Advance and to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended.

     If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make or maintain any Advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrowers. Thereafter, (a) until Bank notifies Borrowers that such conditions or circumstances no longer exist, the right of Borrowers to request a Eurodollar-based Advance and to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended, and thereafter, Borrowers may select only the Prime-based Rate as the Applicable Interest Rate hereunder, and
(b) if Bank may not lawfully continue to maintain an outstanding Advance to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Advance.

     If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

     (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or any Advance hereunder or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank's principal executive office or Eurodollar Lending Office is located); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance under this Note;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then Borrowers shall pay to Bank, within fifteen (15) days of Borrowers' receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrowers, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error in computation. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this paragraph, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected Eurodollar-based Advance through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such Eurodollar-based Advance would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such Eurodollar-based Advance through such other lending office would not materially adversely affect such Advance or Bank. Borrowers shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this paragraph.

     In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable  to Bank,  or any  interpretation  or  administration  thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling
Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the making or maintaining any Advances hereunder, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the making or maintaining of such Advances hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrowers shall pay to Bank, within fifteen (15) days of Borrowers' receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to the making or maintaining any Advances hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this paragraph, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected Eurodollar-based Advance through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such Eurodollar-based Advance would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such Eurodollar-based Advance through such other lending office would not materially adversely affect such Advance or Bank. Borrowers shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this paragraph.

     The Borrowers acknowledge that this Note matures upon issuance, and that the Bank, at any time, without notice, and without reason, may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference to a Default in this Note or in any agreement to a default by the Borrowers or to the occurrence of an event of default (collectively an "Event of Default"). For purposes of this Note, to the extent there is reference to an Event of Default this reference is for the purpose of permitting the Bank to accelerate indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant indebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not an Event of Default has occurred and regardless of whether an Interest Period is in effect. The Bank, with or without reason and without notice, may from time to time make demand for partial payments under this Note and these demands shall not preclude the Bank from demanding at any time that this Note be immediately paid in full. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

     This Note and any other indebtedness and liabilities of any kind of Borrowers to Bank, and any and all modifications, renewals or extensions thereof, whether joint or several, contingent or absolute, direct or indirect, now existing or later arising, and however evidenced (collectively the "Indebtedness"), are secured by and Bank is granted a security interest in all items at any time deposited in any account of Borrowers with Bank and by all proceeds of these items (cash or otherwise), all account balances of Borrowers from time to time with Bank, by all property of Borrowers from time to time in the possession of Bank, and by any other collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by Borrowers or others to or for the benefit of Bank (collectively the "Collateral").

     If Borrowers or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor") (a) fail(s) to pay this Note, or any part thereof, or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) fail(s) to comply with any of the terms or provisions of any agreement between Borrowers or any guarantor and Bank; or (c) become(s) the subject of a voluntary or involuntary proceeding in bankruptcy )(and if it is an involuntary proceeding, it is not dismissed within sixty (60) days of the commencement thereof), or a reorganization, arrangement or creditor composition proceeding, cease(s) doing business as a going concern, or is the subject of a dissolution, merger or consolidation; or (d) if any warranty or representation made by Borrowers or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to have been untrue or incomplete in any material respect when made; (e) or if there is any termination, notice of termination, or breach (which the Bank in its sole and absolute discretion deems material) of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by Borrowers or any guarantor to pay, when due, any of its indebtedness (other than to the Bank) in an amount exceeding $100,000 in the aggregate or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon any Borrower or any guarantor or any of the Collateral, including, without limit, any accounts of any Borrower or any guarantor with Bank, then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each an "Event of Default"), may at its option and without prior notice to any Borrower, declare any or all of the Indebtedness to be immediately due and payable
(notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by Bank to any Borrower, and exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrowers given to it under applicable law, or otherwise.

     Borrowers waive presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrowers, or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of Borrowers. Borrowers waive all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. Borrowers agree that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with such right, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which the Bank now or later has relating to Borrowers and the Indebtedness.

     Borrowers agree to reimburse Bank, or any other holder or owner of this Note, for any and all reasonable costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

     Borrowers acknowledge and agree that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. All extensions of credit under this Note shall be made from Bank's principal office located in Detroit, Michigan.

     This Note shall bind Borrowers and Borrowers' respective successors and assigns.

     For the purposes of this Note, the following terms have the following meanings:

     "Advance" means a borrowing requested by Borrowers and made by Bank under this Note, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a Eurodollar-based Advance and a Prime-based Advance.

     "Applicable  Interest  Rate"  means  the   Eurodollar-based   Rate  or  the
Prime-based Rate, as selected by Borrowers from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

     "Business Day" means any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan.

     "Eurodollar-based Advance" means an Advance which bears interest at the Eurodollar-based Rate.

     "Eurodollar-based Rate" means a per annum interest rate which is equal to the sum of three percent (3%), plus the quotient of:

     (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers dollar deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance and for a period equal to the relevant Interest Period at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Interest Period;

          divided by

     (b) a percentage equal to 100% minus the maximum rate during such Interest Period at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

     "Eurodollar Lending Office" means Bank's office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Borrowers.

     "Interest  Period" means a period of one (1) month,  two (2) months,  three
(3) or six (6) months (or any lesser or greater number of days agreed to in advance by Borrowers and Bank), as selected by Borrowers pursuant to the terms of this Note, commencing on the day a Eurodollar-based Advance is made, provided that (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month.

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     "Prime-based Rate" shall mean a per annum interest rate which is equal to the sum of one half of one percent (1/2%) plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%) and
(b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the "Overnight Rates"), as published by the Federal Reserve Bank of New York, or, if the overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

     "Request for Advance" means a Request for Advance issued by Borrowers under this Note in the form annexed to this Note as Exhibit "A".

     Borrowers agree to make all payments to Bank of any and all amounts due and owing by Borrowers to Bank hereunder, including, without limitation, the payment of principal and interest on any Advance, on the date provided for such payment, in United States Dollars in immediately available funds, at the office of Bank located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, or such other address as Bank may notify Borrowers in writing.

     No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

     The obligations of the Borrowers under this Note are the joint and several obligations of the Borrowers; provided, however, with respect to Brake, Axle and Tandem Company Canada Inc., its obligations shall be several and not joint with any other Borrower.

     BORROWERS AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS HEREUNDER.


                                     JPE, INC.

                                     By:  /s/ Richard R. Chrysler
                                          -----------------------------------
                                          Richard R.  Chrysler
                                     Its: President and Chief Executive Officer


                                     DAYTON PARTS, INC.

                                     By:  /s/ Richard R. Chrysler
                                          -----------------------------------
                                          Richard R. Chrysler
                                     Its: Chief Executive Officer


                                     STARBOARD INDUSTRIES, INC.

                                     By:  /s/ Richard R. Chrysler
                                          ----------------------------------
                                          Richard R. Chrysler
                                     Its: President


                                     PLASTIC TRIM, INC.

                                     By:  /s/ Richard R. Chrysler
                                          ---------------------------------
                                          Richard R. Chrysler
                                     Its: President


                                     JPE FINISHING, INC.

                                     By:  /s/ Richard R. Chrysler
                                          --------------------------------
                                          Richard R. Chrysler
                                     Its: President


                                     BRAKE, AXLE AND TANDEM COMPANY CANADA INC.

                                     By:  /s/ Richard R. Chrysler
                                          --------------------------------
                                          Richard R. Chrysler
                                     Its: Chief Executive Officer